AMENDED AND RESTATED BYLAWS OF

KIRKLAND’S, INC.

(As Amended Through August 16, 2005)

ARTICLE I

OFFICES

Section 1. The principal office of Kirkland’s, Inc. (the “Corporation”), is 805 North Parkway, Jackson, Tennessee 38305. The principal office may be changed at any time upon a resolution adopted by the Board of Directors of the Corporation (the “Board of Directors”). The Corporation may have offices and places of business at such other places within or without the State of Tennessee as shall be determined by the Board of Directors.

Section 2. The registered office of the Corporation for any particular state may be, but need not be, identical with the principal office of the Corporation in that state, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 1. Meetings. All meetings of shareholders shall be held either in the principal office of the Corporation or at any other place within or without the City of Jackson, Tennessee, as designated by the Board of Directors.

Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in May of each year or such other date, in any particular year, designated by the Board of Directors, for the purpose of electing directors and for the transaction of any other business authorized to be transacted by the shareholders. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is committed by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders meeting.

Section 3. Special Meetings. Special meetings of shareholders may be called at any time, but only by the chairman of the Board of Directors (the “Chairman of the Board”), the president of the Corporation (the “President”), or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the shareholders.

Section 4. Notice Of Meetings. Notice of all shareholders’ meetings stating the time, place and the objects for which such meetings are called shall be given by the Chairman of the Board, the President or any vice-president (a “Vice-President”) or the Secretary (the “Secretary”) or any assistant secretary (an “Assistant Secretary”) of the Corporation to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than two (2) months prior to the date of the meeting by written notice delivered personally, mailed or delivered via overnight courier to each shareholder. If delivered personally, such notice shall be deemed to be delivered when received. If mailed or delivered via overnight courier service, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, or deposited with the overnight courier service, as the case may be, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, unless he shall have filed with the Secretary a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

Any meeting at which all shareholders entitled to vote have waived or at any time shall waive notice shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein before provided. The waiver must be in writing, signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 5.	Notice for Nominations and Proposals.

5.1.	Annual Meetings.

(a) Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the Board of Directors or, as provided in this bylaw, by any shareholder of the Corporation entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice with respect to any annual must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

(b) Notwithstanding anything in paragraph (a) of this Section 5.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (a) of this Section 5.1, a shareholder’s notice required by this Section 5.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

5.2. Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting for inclusion in the shareholder’s notice required by Section 5.1 of these Bylaws if such nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

5.3. General. Only such persons who are nominated by a shareholder in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the charter of the Corporation (the “Charter”) or these Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

5.4. Public Announcement. For purposes of this bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

5.5. Non-Exclusivity. If the Corporation is required under Rule 14a-8 under the Exchange Act to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this bylaw with respect to such proposal. Nothing in this bylaw shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors.

Section 6. Quorum. Except as may be otherwise provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the event that a majority of the outstanding shares are represented at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law or of the Charter or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question. If a quorum of the shares entitled to vote shall fail to be obtained at any meeting, or in the event of any other proper business purpose, the chair of the meeting or the holders of a majority of the shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to shareholders present in person at the meeting and no other notice of such place, date or time need be given.

Section 7. Organization. At every meeting of the shareholders the Chairman of the Board, or, in his absence, the President, or in the absence of the Chairman of the Board and the President, a director or an officer of the Corporation designated by the Board shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary and any Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

Section 8. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer book shall be closed for a stated period not to exceed in any case thirty days. If the stock transfer book shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 9. Voting Lists. The officer or agent having charge of the stock transfer books for common shares of the Corporation shall make available, within two (2) business days after notice of a meeting is given, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period beginning within two (2) business days after notice of such meeting is given, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

Section 10. Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by written proxy, which shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. A proxy is revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment of the proxy is coupled with an interest.

Section 11. Voting of Shares. Except as otherwise provided in the Charter or these Bylaws, each share of Common Stock shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act, at the rate of one vote per share.

Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, then the affirmative vote of the number of shares that would be necessary to authorize such action at a meeting is the act of the shareholders.

The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, indicating each signing shareholder’s vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 13. Business and Order of Business. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these Bylaws. The order of business at all meetings of the shareholders shall be as determined by the Chairman, unless otherwise determined by a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Number. The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of Preferred Stock of the Corporation, voting separately as a class), as determined by a majority vote of the Board of Directors. The Board of Directors has the power to fix or change the number of directors, including an increase or decrease in the number of directors, from time to time as established by a majority vote of the Board of Directors. A director need not be a shareholder or a resident of the state of Tennessee.

Section 2. Powers of Directors. The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the Charter, or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall have the power to declare dividends for and on behalf of the Corporation, which dividends may include or consist of stock dividends.

Section 3. Regular Meetings of the Board. Immediately after the annual election of directors, the newly elected directors may meet at the same place for the purpose of organization, the election of corporate officers and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors by resolution may determine and specify, and if so determined no notice thereof need be given, provided that, unless all the directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed.

Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, or any Vice-President or the Secretary, or by written request of at least two directors, notice thereof being given to each director by the Secretary or other officer calling the meeting, or they may be held at any time without formal notice provided all of the directors are present or those not present shall at any time waive or have waived notice thereof.

Section 5. Notice. Notice of any regular or special meetings shall be given in any manner permitted by law, including without limitation, by notice delivered personally, by mail, by telegram, by overnight courier service, by facsimile, by telephone, or by electronic mail. Notice of any special meetings shall be given at least two (2) days previously thereto, where such notice is given in any manner other than by United States mail. If mailed, such notice shall be mailed to each director at his business address no less than five (5) days previously thereto, and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be delivered via overnight courier service, such notice shall be deemed to be delivered when deposited with the overnight courier service. If notice be given by facsimile, such notice shall be deemed to be delivered when confirmation of the transmission is received. If notice be given by electronic mail, such notice shall be deemed to be delivered when sent, provided that no electronic mail message is received by the sender indicating that the electronic mail notice was not deliverable or delivered to the intended recipient.

Section 6. Quorum. A majority of the members of the Board of Directors, as constituted for the time being, shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors, except as otherwise provided by law or by these Bylaws. The fact that a director has an interest in a matter to be voted on by the meeting shall not prevent his being counted for purposes of a quorum.

Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 8. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if all directors consent to taking such action without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, indicating each signing director’s vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

Section 9. Meetings by any Form of Communication. The Board of Directors shall have the power to permit any and all directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence, the Chief Executive Officer of the Corporation (the “Chief Executive Officer’), or, in the absence of the Chairman of the Board and the Chief Executive Officer, the President, or in the absence of the Chairman of the Board, the Chief Executive Officer and the President, a director or an officer of the Corporation designated by the Board of Directors shall act as chairman. The Secretary, or, in the Secretary’s absence, any person appointed by the chairman, shall act as secretary of the meeting.

Section 11. Removal. No director of the Corporation may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director which is the subject of removal), the director may be removed only upon the affirmative vote of the holders of at least 80% of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Power”), considered for this purpose as one class, except as otherwise required by law.

Section 12. Vacancy. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders unless there are no directors remaining on the Board of Directors. Any director so chosen (a “vacancy director”) shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director’s successor shall have been duly elected and qualified.

Section 13. Resignations. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the President. Resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

Section 14. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, create one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in said resolution or in these Bylaws and not inconsistent with Section 48-18-206 of the Tennessee Business Corporation Act, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, abolish any such committee.

Section 2. Term of Office and Vacancies. Each member of a committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until he ceases to be a director or until he shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

Section 3. Organization. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors as the Board of Directors may require.

Section 4. Resignations. Any member of a committee may resign from the committee at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Removal. Any member of a committee may be removed from the committee with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

Section 6. Meetings. Regular meetings of each committee, of which no notice shall be required, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of special meetings of a committee shall be given in any manner permitted by law, including without limitation, by notice delivered personally, by mail, by telegram, by overnight courier service, by facsimile, by telephone, or by electronic mail. Notice of special meetings of a committee shall be mailed to each member thereof at least two (2) days before the meeting or shall be given one (1) day previously thereto, where such notice is given in any manner other than by United States mail. Every such notice shall state the date, time and place of the meeting, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

Section 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such. Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting following such committee meeting; provided that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report may be made to the Board of Directors at its second meeting following such committee meeting.

Section 8. Compensation. Each member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

ARTICLE V

WAIVER OF NOTICE

Whenever any notice is required to be given by these Bylaws, or the Charter, or any other laws of the State of Tennessee, a waiver thereof in writing signed by the person or persons entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person or persons entitled to such notice sign the minutes of any shareholders’ or directors’ meeting, which minutes contain the statement that said person or persons have waived notice of the meeting, then such person or persons are deemed to have waived notice in writing. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon the shareholder’s arrival) objects to holding the meeting or transacting business at the meeting, and also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VI

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held in such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor is duly elected and is qualified or until his death or until he resigns or is removed in the manner hereinafter provided.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the directors. The Chairman of the Board shall represent the Corporation in all matters involving the shareholders of the Corporation. He shall also perform such other duties the Board of Directors may assign to him from time to time.

Section 6. Chief Executive Officer. The Chief Executive Officer shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors and shall enforce the observance of the Bylaws of the Corporation and the rules of order for the meetings of the Board of Directors and the shareholders. He shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. He may sign, either alone or with the Secretary, an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and of the Board of Directors. He may sign, either alone or with any other proper officer, as necessary, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. Chief Financial Officer. The Chief Financial Officer shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the corporation. He shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He shall submit to the President, the Chief Operating Officer, the Chairman of the Board and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof.

Section 9. Chief Operating Officer. If a Chief Operating Officer is elected, the Chief Operating Officer shall supervise the operation of the Corporation, subject to the policies and directions of the Board of Directors. He shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He shall submit to the President and the Board of Directors timely reports on the operations of the Corporation.

Section 10. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President . Any Vice-President may sign, either alone or with the Secretary or an Assistant Secretary, certificates for shares of the Corporation any deed, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 11. The Secretary. The Secretary shall: (a) prepare and keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the Corporation and see that said seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 12. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, or by the President or the Board of Directors.

Section 13. Registered Agent. The Board of Directors shall appoint a Registered Agent for the Corporation in accordance with the Tennessee Business Corporation Act and may pay the agent such compensation from time to time as it may deem appropriate.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Notwithstanding the foregoing, the Corporation shall not make any loan other than a sale on credit in the ordinary course of business or a life insurance policy loan, either directly or indirectly, to any director or officer of the Corporation except with the consent of the holders of a majority of all the outstanding shares owned or controlled by shareholders other than a shareholder for whose benefit such action is being taken, or if the Board of Directors determines that the loan benefits the Corporation and approves the transaction.

Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the pavement of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

SHARES OF STOCK

Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary. The use of facsimile signatures on any stock certificate of the Corporation is authorized. All such certificates shall state the name of the Corporation, that it is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number of shares and class of shares that the certificate represents. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Registered Ownership of Shares. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

Section 3. Transfer of Shares. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of his post office address.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Tennessee Business Corporation Act and by its Charter.

ARTICLE X

FISCAL YEAR

The books of the Corporation shall be on a 52/53 week year ending on the Saturday closest to January 31.

ARTICLE XI

SEAL

This Corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the Corporation shall not affect the validity thereof. If a seal is adopted, the seal of this Corporation shall include the following letters cut or engraved thereon: KIRKLAND’S, INC.

ARTICLE XII

AMENDMENTS

The Board of Directors is expressly authorized to repeal, alter, amend or rescind these Bylaws of the Corporation by vote of a majority of the Board of Directors at a legal meeting held in accordance with these Bylaws. Notwithstanding any other provision of the Charter or these Bylaws (and notwithstanding some lesser percentage may be specified by law), the Bylaws shall be repealed, altered, amended or rescinded by the shareholders of the Corporation only by affirmative vote of at least 80 % of the outstanding shares of capital stock of the Corporation entitled to vote generally, considered for this purpose as one class.